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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                           PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       58-1651222
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification Number)

                           2840 MT. WILKINSON PARKWAY
                             ATLANTA, GEORGIA 30339
                                 (770) 444-5300
             (Address, including zip code, and telephone number of
                         principal executive offices)

                           PER-SE TECHNOLOGIES, INC.
    NON-QUALIFIED STOCK OPTION PLAN FOR NON-EXECUTIVE EMPLOYEES, AS AMENDED
                            (Full title of the plan)

            PAUL J. QUINER                           COPY TO:
        SENIOR VICE PRESIDENT                    LAURA G. THATCHER
         AND GENERAL COUNSEL                     ALSTON & BIRD LLP
      PER-SE TECHNOLOGIES, INC.                 ONE ATLANTIC CENTER
      2840 MT. WILKINSON PARKWAY           1201 WEST PEACHTREE STREET, NW
        ATLANTA, GEORGIA 30339               ATLANTA, GEORGIA 30309-3424
            (770) 444-5300                         (404) 881-7546
   (Name, address, including zip code,
and telephone number, including area code, of agent for service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum         Proposed maximum
     Title of securities        Amount to be         offering price         aggregate offering        Amount of
       to be registered          registered           per share (1)              price (1)         registration fee
----------------------------------------------------------------------------------------------------------------------
       Common Stock              1,163,431                $8.80               $10,238,192.80           $828.27

----------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the Nasdaq National Market on May 7, 2003.

                                EXPLANATORY NOTE

         This Registration Statement is being filed by Per-Se Technologies, Inc., a Delaware corporation (the "Company"), for the purpose of registering an aggregate of 1,163,431 additional shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), that may be issued by the Company under its Non-Qualified Stock Option Plan for Non-Executive Employees, as amended (the "Plan"). The additional shares consist of 663,431 shares added to the Plan pursuant to the Ninth Amendment thereto dated as of July 30, 2002, and 500,000 shares added to the Plan pursuant to the Tenth Amendment thereto dated as of February 7, 2003. The Company has previously filed several Registration Statements on Form S-8 covering shares of Common Stock that may be issued under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements (Nos. 333-26291, 333-60729, 333-78167 and 333-65016) are incorporated by reference into this Registration Statement to the extent not replaced hereby.

PART I.         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information required in the Section 10 (a) prospectus is included in documents being maintained and delivered by the Company as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

PART II.        INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002;

         (3) The description of the Common Stock contained in the Registration Statement on Form 8-A/A dated May 22, 1996, and any amendment or report filed for the purpose of updating such description; and

         (4) The description of rights set forth in the Registration Statement on Form 8-A filed February 12, 1999, and any amendment or report filed for the purpose of updating such description.

         All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. The opinion of counsel as to the legality of the securities registered hereunder is given by Paul J. Quiner, Senior Vice President and General Counsel of the Company. As of the date hereof, Mr. Quiner beneficially owns approximately 71,667 shares of the Company's Common Stock. Mr. Quiner is not eligible to receive grants of stock options under the Plan.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following summary is qualified in its entirety by reference to the complete text of the statute, the Restated Certificate of Incorporation, Restated By-Laws and the agreement referred to below.

         The Company's Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         The Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

         In addition, the Company and David E. McDowell, the Chairman of the Board of the Company, are parties to an agreement pursuant to which the Company has agreed to indemnify and hold harmless Mr. McDowell to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may subsequently be amended.

         The Company maintains directors and officers liability insurance. Such policies have a deductible of $1 million per claim, and an annual per occurrence and aggregate cap on coverage of $50 million.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.         EXHIBITS.

       Exhibit Number                                                Description
       --------------                                                -----------

            4.1               Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to
                              Annual Report on Form 10-K for the year ended December 31, 1999).

            4.2               Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Annual Report on Form
                              10-K for the year ended December 31, 1999).

            4.3               Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Annual Report on Form
                              10-K for the year ended December 31, 1999).

            4.4               Rights Agreement dated as of February 11, 1999, between the Company and American Stock Transfer &
                              Trust Company (including form of rights certificates) (incorporated by reference to Exhibit 4 to
                              Current Report on Form 8-K filed on February 12, 1999).

            4.5               First Amendment to Rights Agreement dated as of February 11, 1999 between the Company and American
                              Stock Transfer & Trust Company, entered into as of May 4, 2000 (incorporated by reference to Exhibit
                              4.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

            4.6               Second Amendment to Rights Agreement dated as of February 11, 1999, between the Company and American
                              Stock Transfer & Trust Company, entered into as of December 6, 2001, to be effective as of March 6,
                              2002 (incorporated by reference to Exhibit 4.12 to Annual Report on Form 10-K for the year ended
                              December 31, 2001).

            4.6               Third Amendment to Rights Agreement dated as of February 11, 1999, between the Company and
                              American Stock Transfer & Trust Company, entered into as of March 10, 2003 (incorporated by reference to Exhibit 4.13 to Annual Report on Form 10-K for the year ended December 31, 2002).

             5                Opinion of Paul J. Quiner regarding the legality of shares being registered.

            23.1              Consent of Paul J. Quiner (included in Exhibit 5).

            23.2              Consent of Ernst & Young LLP.

            23.3              Consent of PricewaterhouseCoopers LLP.

             24               Power of Attorney (included on signature page).

            99.1              Ninth Amendment to the Company's Non-Qualified Stock Option Plan for Non-Executive Employees
                              (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

            99.2              Tenth Amendment to the Company's Non-Qualified Stock Option Plan for Non-Executive Employees
                              (incorporated by reference to Exhibit 10.31 to Annual Report on Form 10-K for the year ended
                              December 31, 2002).

ITEM 9.         UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Per-Se Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 9, 2003.


                                      PER-SE TECHNOLOGIES, INC.



                                      By: /s/ PHILIP M. PEAD
                                         --------------------------------------
                                         Philip M. Pead
                                         Chairman, President
                                         and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris E. Perkins and Paul J. Quiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                                  Date
                  ---------                                     -----                                  ----



/s/ PHILIP M. PEAD                              Chairman, President and                             May 9, 2003
------------------------------------            Chief Executive Officer
Philip M. Pead



/s/ CHRIS E. PERKINS                            Executive Vice President and Chief                  May 9, 2003
------------------------------------            Financial Officer
Chris E. Perkins




/s/ MARY C. CHISHOLM                            Vice President and Controller                       May 9, 2003
------------------------------------
Mary C. Chisholm



/s/ STEPHEN A. GEORGE, M.D.                     Director                                            May 9, 2003
------------------------------------
Stephen A. George, M.D.



/s/ DAVID R. HOLBROOKE, M.D.                    Director                                            May 9, 2003
------------------------------------
David R. Holbrooke, M.D.



/s/ CRAIG MACNAB                                Director                                            May 9, 2003
------------------------------------
Craig Macnab



/s/ DAVID E. MCDOWELL                           Director                                            May 9, 2003
------------------------------------
David E. McDowell



/s/ JOHN C. POPE                                Director                                            May 9, 2003
------------------------------------
John C. Pope



/s/ C. CHRISTOPHER TROWER                       Director                                            May 9, 2003
------------------------------------
C. Christopher Trower

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

       Exhibit Number                                                Description
       --------------                                                -----------

            4.1               Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to
                              Annual Report on Form 10-K for the year ended December 31, 1999).

            4.2               Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Annual Report on
                              Form 10-K for the year ended December 31, 1999).

            4.3               Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Annual Report on
                              Form 10-K for the year ended December 31, 1999).

            4.4               Rights Agreement dated as of February 11, 1999, between the Company and American Stock Transfer &
                              Trust Company (including form of rights certificates) (incorporated by reference to Exhibit 4 to
                              Current Report on Form 8-K filed on February 12, 1999).

            4.5               First Amendment to Rights Agreement dated as of February 11, 1999 between the Company and American
                              Stock Transfer & Trust Company, entered into as of May 4, 2000 (incorporated by reference to Exhibit
                              4.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

            4.6               Second Amendment to Rights Agreement dated as of February 11, 1999, between the Company and American
                              Stock Transfer & Trust Company, entered into as of December 6, 2001, to be effective as of March 6,
                              2002 (incorporated by reference to Exhibit 4.12 to Annual Report on Form 10-K for the year ended
                              December 31, 2001).

            4.7               Third Amendment to Rights Agreement dated as of February 11, 1999, between the Company and American
                              Stock Transfer & Trust Company, entered into as of March 10, 2003 (incorporated by reference to
                              Exhibit 4.13 to Annual Report on Form 10-K for the year ended December 31, 2002).

             5                Opinion of Paul J. Quiner regarding the legality of shares being registered.

            23.1              Consent of Paul J. Quiner (included in Exhibit 5).

            23.2              Consent of Ernst & Young LLP.

            23.3              Consent of PricewaterhouseCoopers LLP.

             24               Power of Attorney (included on signature page).

            99.1              Ninth Amendment to the Company's Non-Qualified Stock Option Plan for Non-Executive Employees
                              (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended
                              June 30, 2002).

            99.2              Tenth Amendment to the Company's Non-Qualified Stock Option Plan for Non-Executive Employees
                              (incorporated by reference to Exhibit 10.31 to Annual Report on Form 10-K for the year ended
                              December 31, 2002).